Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-139735, 333-127829,
333-111842 and 333-114613) and Form S-8 (Nos. 333-74016 and 333-51310) and Form SB-2 (333-64192) of ImageWare Systems, Inc. of our reports dated April 17, 2007, relating to the consolidated financial statements and financial statement schedule which appear in this Form 10-K.

/s/ Stonefield Josephson, Inc.

Los Angeles, California

April 16, 2007